Exhibit 99.1

Altair Announces Completion of Acquisition of RapidMiner

TROY, Mich., Sept. 16 2022 – Altair (Nasdaq: ALTR), a global leader in computational science and artificial intelligence (AI), has completed the acquisition of RapidMiner, a leader in advanced data analytics and machine learning (ML) software.

RapidMiner’s well-established desktop platform and new-to-market cloud platform (multi-tenant and SaaS ready) strengthens Altair’s current end-to-end data analytics (DA) portfolio, which already offers customers the power to understand, transform, act on, and automate their data.

Altair is well positioned to execute on the newly acquired technology and continue to grow its existing business.

About Altair

Altair is a global leader in computational science and artificial intelligence (AI) that provides software and cloud solutions in simulation, high-performance computing (HPC), data analytics, and AI. Altair enables organizations across all industries to compete more effectively and drive smarter decisions in an increasingly connected world – all while creating a greener, more sustainable future. For more information, visit https://www.altair.com/.

###

Media contacts
Altair Corporate	Altair Investor Relations
Jennifer Ristic	The Blueshirt Group
+1.216.849.3109	Monica Gould +1 212.871.3927
jristic@altair.com	ir@altair.com

Altair Europe/The Middle East/Africa

Charlotte Hartmann

+49 7031 6208 0

emea-newsroom@altair.com